EXHIBIT 10.9
                                      NOTE

$450,000                                                  April 7, 2004
                                                          Minneapolis, Minnesota

         For value received, the undersigned, Dotronix, Inc., a Minnesota corporation ("Maker"), hereby promises to pay to the order of Terry L. Myhre, his heirs and assigns ("Lender") at any place designated at any time in writing by the holder hereof, in lawful money of the United States of America, the principal sum of Four Hundred Fifty Thousand and 00/100 dollars ($450,000) or so much thereof as has been advanced and remains outstanding under a letter loan agreement dated the date hereof between Maker and Lender (the "Loan Agreement"), together with interest (calculated on the basis of actual days elapsed in a 360-day year) on the unpaid principal hereof, from the date immediately available funds representing the principal sum are credited to the account of the Maker until this Note is fully paid, at a rate equal to five percent (5%) per annum. As used herein, "due date" means April 7, 2005.

         Interest shall be payable monthly, on the last day of each month commencing April 30, 2004, and on the last day of each succeeding month thereafter until this Note is paid in full on or prior to the due date.

         This Note shall be payable in lawful money of the United States of America in immediately available funds. All payments on this Note shall be applied to the payment of accrued interest before being applied to the payment of principal. Any payment which is required to be made on a day which is not a banking business day shall be payable on the next succeeding banking business day and such additional time shall be included in the computation of interest. The principal amount of this Note may be prepaid in whole or in part at any time without prior notice, premium, or penalty so long as such prepayment is accompanied by payment of all interest accrued.

As of the due date, the Lender may convert all (but not part) of the entire principal amount of and accrued interest on this Note into shares of common stock of the Company ("Shares"). The number of Shares into which the Note may be converted shall be determined by dividing (i) the entire outstanding principal amount under this Note as of the due date plus all unpaid accrued interest, by
(ii) $1.50. In order to exercise the right of optional conversion, the Lender shall give written notice of such conversion to the Maker no later than the date that is 60 days prior to the due date.

         The occurrence of any one or more of the following events shall constitute an "Event of Default": (a) the Maker shall fail to make when due, whether by acceleration or otherwise, any payment


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of principal of, or interest on, the Note and such failure shall continue for a period of 5 business days after notice thereof; or (b) any representation or warranty made by the Maker in the Loan Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated; or (c) the Maker shall fail to comply with any agreement in the Loan Agreement, provided, however, that the occurrence of any event that would otherwise constitute an Event of Default under subsections (b) or (c) shall not constitute an Event of Default until such default shall remain uncured for a period of 30 days after the Maker's notice thereof, so long as (i) the Maker promptly notifies the Lender thereof, (ii) such default can reasonably be remedied in such period, and (iii) the Maker is proceeding with best commercially reasonably efforts to cure such failure as soon as possible.

         If any Event of Default shall occur and be continuing, the Lender may declare that the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other obligations of the Maker to the Lender under this Note to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding. In addition, upon any Event of Default and so long as such Event of Default continues, the Lender may exercise all rights and remedies under any other instrument, document or agreement between the Maker and the Lender, and enforce all rights and remedies under any applicable law.

         The Maker agrees to reimburse the Lender upon demand for all reasonable attorney's fees and expenses paid or incurred by the Lender in connection with the collection and enforcement of this Note.

         Maker waives presentment, notice of dishonor, protest, and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default, endorsement, or guaranty of this Note. The liability of Maker hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including but not limited to any extension of time, renewal, waiver, or other modification. Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Lender or any holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

         Any notice from Lender to Maker shall be deemed given when delivered to Maker by hand or when deposited in the U.S. mail and addressed to Maker at the last address of Maker appearing on Lender's records.

         This Note replaces and supersedes the demand notes made by Maker in favor of Lender in the principal amount of $30,000 each dated September 4, 2003, November 19, 2003 and January 7, 2004 for an aggregate principal amount of $90,000, and the demand note made by Maker to Lender in the principal amount of $45,000 dated January 21, 2004.

         This Note shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to instruments made and to be performed wholly within that state. If any


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provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

         MAKER AGREES THAT ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN HENNEPIN COUNTY, MINNESOTA. MAKER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN LENDER'S RECORDS AS THE ADDRESS OF MAKER.

         IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, LENDER AND MAKER BOTH WAIVE TRIAL BY JURY, AND MAKER ALSO WAIVES (i) THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION; (ii) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE; AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES.


                                        DOTRONIX, INC.,
                                        a Minnesota corporation

                                        By:  /s/ Robert V. Kling
                                             Robert V. Kling
                                             Its: Chief Financial Officer



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